Exhibit 23.3

LAW OFFICE OF GARY A. AGRON
5445 DTC Parkway, Suite 520
Greenwood Village, Colorado 80111
Telephone: (303) 770-7254
Facsimile: (303) 770-7257

February 13, 2004

JED Oil Inc.
Suite 2600, 500 - 4th Avenue S.W.
Calgary, Alberta, Canada T2P 2V6

RE:
Registration Statement on Form S-1

Ladies and Gentlemen:

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus constituting a part thereof.

Very truly yours,
/s/ GARY A. AGRON Gary A. Agron

gaa/wcl